SALOMON BROTHERS TOTAL RETURN FUND


                                    PURCHASE PURSUANT TO
                                           RULE 10f-3 OF ICA


NAME OF STOCK:                              Diamond Offshore 3.75% Convertible
                                            Subordinated Notes due 2007
DATE OF PURCHASE:                           January 29, 1997
NUMBER OF BONDS PURCHASED:                  $    125,000
AGGREGATE PURCHASE PRICE:                   $    125,000
PRICE PER BOND:                             $     100.00
UNDERWRITING SPREAD:                        $       1.25
% GROSS UNDERWRITING SPREAD:                        1.25%
BONDS OFFERED:                              $350,000,000
TOTAL OFFERING:                             $350,000,000
4% OF OFFERING:                             $ 14,000,000
3% OF TOTAL ASSETS:                         $1,808,940(3% of 60,298,003)
BROKER:                                     First Boston


     Note: The above represents the only bonds purchased by funds in the Salomon Brothers complex.


The above purchase was made in accordance with the procedures adopted by the Board of Directors pursuant to Rule 10(f)3 of the Investment Company Act of 1940, as amended. 101

U.S. Underwriters
                            Credit Suisse First Boston Corporation
                            Merrill Lynch, Pierce, Fenner & Smith
                            Salomon Brothers

                               SALOMON BROTHERS TOTAL RETURN FUND

                                    PURCHASE PURSUANT TO
                                           RULE 10f-3 OF ICA


NAME OF STOCK:                              Kilroy Realty Corporation
DATE OF PURCHASE:                           January 28, 1997
NUMBER OF SHARES PURCHASED:                        7,200
AGGREGATE PURCHASE PRICE:                   $    165,600
PRICE PER SHARE:                            $      23.00
UNDERWRITING SPREAD:                        $       1.43
% GROSS UNDERWRITING SPREAD:                        6.22%
SHARES OFFERED:                               12,500,000
TOTAL OFFERING:                             $287,500,000
4% OF OFFERING:                             $ 11,500,000
3% OF TOTAL ASSETS:                         $1,788,979(03% of 59,631,619)
BROKER:                                     Prudential Securities


Note: A total of 39,200 shares was purchased by funds in the Salomon Brothers complex for an aggregate purchase price of $901,600.

The above purchase was made in accordance with the procedures adopted by the Board of Directors pursuant to Rule 10(f)3 of the Investment Company Act of 1940, as amended. 101

U.S. Underwriters
                            Prudential Securities, Inc.
                            Donaldson, Lufkin & Jenrette Securities Corporation J.P. Morgan Securities, Inc.
                            Smith Barney, Inc.
                            Bear, Stearns & Co., Inc.
                            Alex. Brown & Sons, Inc.
                            Cowen & Company
                            Credit Suisse First Boston Corporation
                            Dean Witter Reynolds, Inc.
                            Dillon, Read & Co., Inc.
                            EVEREN Securities, Inc.
                            Goldman, Sachs & Co.
                            Hambrecht & Quist, LLC
                            Lehman Brothers, Inc.
                            Merrill Lynch, Pierce, Fenner & Smith
                            Montgomery Securities
                            Oppenheimer & Co., Inc.
                            PaineWebber, Inc.
                            Robertson, Stephens & Company, LLC
                            Salomon Brothers, Inc.
                            Advest, Inc.
                            Crowell, Weedon & Co.
                            Dain Bosworth Inc
                            First of Michigan Corporation
                            Furman Selz, LLC
                            Janney Montgomery Scott, Inc.
                            Jefferies & Company, Inc.
                            Legg Mason Wood Walker, Inc.
                            McDonald & Company Securities, Inc.
                            Principal Financial Securities, Inc.
                            Raymond James & Associates, Inc.
                            The Robinson - Humphrey Co., Inc.
                            Sutro & Co., Inc,
                            Tucker Anthony Inc.
                            Wedbush Morgan Securities
                            Baird, Patrick & Co., Inc.
                            Bishop, Rosen & Co., Inc.
                            Doft & Co., Inc.
                            Genesis Merchant Group Securities, L.L.C.
                            C.L. King & Associates, Inc.
                            Pennsylvania Merchant Group, Ltd.
                            Sands Brothers & Co., Ltd
                            The Seidler Companies, Inc.
                            Van Kasper & Co.
                            The Williams Capital Group, L.P.

                                  THE SALOMON BROTHERS FUND

                                    PURCHASE PURSUANT TO
                                           RULE 10f-3 OF ICA


NAME OF STOCK:                              Nationwide Financial Services, Inc.
DATE OF PURCHASE:                           March 5, 1997
NUMBER OF SHARES PURCHASED:                        2,000
AGGREGATE PURCHASE PRICE:                   $     47,000
PRICE PER SHARE:                            $      23.50
UNDERWRITING SPREAD:                        $       1.23
% GROSS UNDERWRITING SPREAD:                        5.23%
SHARES OFFERED:                               20,540,000
TOTAL OFFERING:                             $482,690,000
4% OF OFFERING:                             $ 19,307,600
3% OF TOTAL ASSETS:                         $2,111,033(3% of 70,367,765)
BROKER:                                     Credit Suisse First Boston


Note: A total of 150,100 shares was purchased by funds in the Salomon Brothers complex for an aggregate purchase price of $3,527,350.

The above purchase was made in accordance with the procedures adopted by the Board of Directors pursuant to Rule 10(f)3 of the Investment Company Act of 1940, as amended. 101

U.S. Underwriters
                            Credit Suisse First Boston Corporation
                            Morgan Stanley & Co., Inc.
                            Merrill Lynch, Pierce, Fenner & Smith
                            Bear, Stearns & Co., Inc.
                            Alex. Brown & Sons, Inc.
                            Dean Witter Reynolds, Inc.
                            Deutsche Morgan Grenfell, Inc.
                            Dillon, Read & Co., Inc.
                            Donaldson, Lufkin & Jenrette Securities Corporation A.G. Edwards & Sons, Inc.
                            Goldman , Sachs & Co.
                            Invemed Associates, Inc.
                            Lehman Brothers, Inc.
                            J.P. Morgan Securities, Inc.
                            Oppenheimer & Co., Inc.
                            PaineWebber, Inc
                            Prudential Securities, Inc.
                            Salomon Brothers, Inc.
                            Schroder Wertheim & Co., Inc.
                            Smith Barney, Inc.
                            Wasserstein Perella Securities, Inc.
                            Conning & Co.
                            Advest, Inc.
                            M.R. Beal & Co.
                            Sanford C. Bernstein & Co., Inc.
                            Blaylock & Partners, L.P.
                            Dain Bosworth, Inc.
                            Doley Securities, Inc.
                            Dowling & Partners Securities, LLC
                            Everen Securities, Inc.
                            Fox-Pitt, Kelton, Inc.
                            Furman Selz LLC
                            Janney Montgomery Scott, Inc.
                            Ladenburg, Thalman & Co., Inc.
                            WR Lazard, Laidlaw & Luther
                            McDonald & Company Securities, Inc.
                            Neuberger & Berman, LLC
                            The Ohio Company
                            Ormes Capital Markets, Inc.
                            Paulsen Securities
                            Ragen Mackenzie, Inc.
                            Raymond James & Associates, Inc.
                            The Robinson - Humphrey Company, Inc.
                            Sands Brothers & Co., Ltd
                            Stephens, Inc.
                            Trilon International, Inc.
                            Utendahl Capital Partners, L.P.

                               SALOMON BROTHERS TOTAL RETURN FUND

                                    PURCHASE PURSUANT TO
                                           RULE 10f-3 OF ICA


NAME OF STOCK:                              AmerUS Life Holdings, Inc.
DATE OF PURCHASE:                           January 28, 1997
NUMBER OF SHARES PURCHASED:                      10,000
AGGREGATE PURCHASE PRICE:                   $   165,000
PRICE PER SHARE:                            $     16.50
UNDERWRITING SPREAD:                        $      1.15
% GROSS UNDERWRITING SPREAD:                       6.97%
SHARES OFFERED:                               4,663,190
TOTAL OFFERING:                             $76,942,635
4% OF OFFERING:                             $ 3,077,705
3% OF TOTAL ASSETS:                         $1,788,949(3% of 59,631,619)
BROKER:                                     Goldman, Sachs & Co.


Note: A total of 40,000 shares was purchased by funds in the Salomon Brothers complex for an aggregate purchase price of $660,000.

The above purchase was made in accordance with the procedures adopted by the Board of Directors pursuant to Rule 10(f)3 of the Investment Company Act of 1940, as amended. 101

U.S. Underwriters
                            Goldman , Sachs & Co.
                            ABN Amro Chicago Corporation
                            Donaldson, Lufkin & Jenrette Securities Corporation Salomon Brothers, Inc.
                            Alex. Brown & Sons, Inc.
                            Conning & Co.
                            Dain Bosworth, Inc.
                            Dean Witter Reynolds, Inc.
                            A.G. Edwards & Sons, Inc.
                            EVEREN Securities, Inc.
                            Fahnestock & Co., Inc.
                            Fox-Pitt, Kelton, Inc.
                            Janney Montgomery Scott, Inc.
                            Edward D. Jones & Co., L.P.
                            Ladenburg, Thalman & Co., Inc.
                            Principal Financial Securities, Inc.
                            The Robinson - Humphrey Company, Inc.
                            Sandler O'Neill & Partners, L.P.
                            Stephens, Inc.